SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2001

VCampus Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21421	54-1290319

(Commission file Number)	(IRS Employer ID Number)

1850 Centennial Park Drive, Suite 200, Reston, VA 20191

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                             (703) 893-7800

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On June 15, 2001, the Registrant completed a private placement of 850,000 shares of common stock for $901,000, together with warrants to purchase 212,500 shares of common stock at $1.792 per share. The private placement was an extension of, and consummated upon the same terms as, the $2.2 million private equity placement recently announced by the Registrant on June 1, 2001. The offering was placed through Brean Murray & Co., Inc., New York, NY.

The securities offered in this financing have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCAMPUS CORPORATION

Date: June 22, 2001	/s/ Michael A. Schwien Michael A. Schwien Chief Financial Officer